EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34834) pertaining to the Sport Chalet, Inc. Retirement Savings Plan of our report dated June 28, 2006, with respect to the financial statements and schedule of the Sport Chalet, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Moss Adams LLP

Moss Adams LLP
Los Angeles, CA
June 28, 2006